UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NORTHERN OIL AND GAS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	95-3848122
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

315 Manitoba Avenue – Suite 200, Wayzata, Minnesota 55391
(Address of Principal Executive Offices)  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange On Which Each Class is to be Registered
Common Stock, $0.001 par value	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  None  (if applicable)

Securities registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN
REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered.

Information with respect to the Common Stock, par value $0.001 per share, is incorporated herein by reference to the section captioned "Description of Securities" in the registrant's prospectus included in the Registration Statement on Form SB-2 (Registration No. 333-146596) filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on October 10, 2007, and declared effective November 13, 2007.

Item 2.    Exhibits.

Under the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered with the American Stock Exchange and the Common Stock registered hereby is not being registered pursuant to Section 12(g) of the Exchange Act of 1934, as amended.

 SIGNATURES

Pursuant to the requirements of Section 12 of Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        NORTHERN OIL AND GAS, INC.

Date:  March 19, 2008                                                                                                              By /s/ Michael L. Reger
                                                  Michael L. Reger, Chief Executive Officer